UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2011
HEARTWARE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street, Suite 101 Framingham, MA	01701

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 508.739.0950
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
At 4:00 p.m (Pacific time) on April 15, 2011, Mark S. Slaughter, M.D., Professor and Chief in the Division of Thoracic and Cardiovascular Surgery and Director of the Mechanical Assist Device and Heart Transplant Program at the University of Louisville, and Principal Investigator for HeartWare International, Inc.’s bridge-to-transplant study ADVANCE, presented an update to clinical data from ADVANCE, as well as from the Continued Access Protocol for that study at The International Society of Heart and Lung Transplantation (ISHLT) 31st Annual Meeting and Scientific Sessions in San Diego.
HeartWare International, Inc. (ASX:HIN: NASDAQ:HTWR), a leading innovator of less invasive, miniaturized circulatory support technologies that are revolutionizing the treatment of advanced heart failure, held a webcast investor breakout session following the scientific presentation. Management was joined by Dr. Slaughter and Professor Thomas Krabatsch, M.D., Ph.D., Department of Cardiothoracic and Vascular Surgery, Deutsches Herzzentrum Berlin.
A copy of the slides presented by Dr. Slaughter at ISHLT is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
A copy of a press release issued by HeartWare ISHLT is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
Exhibit 99.1 Slides presented by Dr. Mark S. Slaughter at The International Society of Heart and Lung Transplantation (ISHLT) 31st Annual Meeting and Scientific Sessions in San Diego on April 15, 2011.
Exhibit 99.2 HeartWare International, Inc. press release dated April 15, 2011.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.
Date: April 15, 2011	By:	/s/ Douglas Godshall
		Name:	Douglas Godshall
		Title:	Chief Executive Officer